                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF CLASS A COMMON SHARES
                                      AND
                            TENDER OF COMMON SHARES
                                       OF

                           JEVIC TRANSPORTATION, INC.
                                       TO

                             JPF ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               YELLOW CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing Class A Common Stock, no par value (the "Class A Common Shares"), and Common Stock, no par value (the "Common Shares" and, together with Class A Common Shares, the "Shares") of Jevic Transportation, Inc., a New Jersey corporation (the "Company"), are not immediately available,
(ii) time will not permit all required documents to reach ChaseMellon Shareholder Services L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 2 of the Offer to Purchase. Unless the context indicates otherwise, as used herein, "Shares" shall mean Class A Common Shares together with the Common Shares; and "Shareholder" shall mean holders of Shares.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.

           By Mail:                        By Hand:                  By Overnight Courier:
     Post Office Box 3301         120 Broadway -- 13th Floor          85 Challenger Road
  South Hackensack, NJ 07606          New York, NY 10271            Mail Drop Reorg. Dept.
     Attn: Reorganization            Attn: Reorganization          Ridgefield Park, NJ 07660
          Department                      Department

                     Facsimile Transmission: (201) 296-4293
             Confirmation of Facsimile Transmission: (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to JPF Acquisition Corp., a New Jersey corporation (the "Purchaser") and a wholly owned subsidiary of Yellow Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares (specify type (Class A Common
Shares and/or Common Shares) and number):

------------------------------------------------------

------------------------------------------------------

Certificate Nos. (if available):

------------------------------------------------------

[ ] Check box if Shares will be tendered by book-entry transfer through DTC's
    ATOP:

Account Number:
               ----------------------------------
Name(s) of Record Holder(s):

------------------------------------------------------

------------------------------------------------------
                                  Please Print

Address(es):
             ---------------------------------------

------------------------------------------------------
                                    Zip Code

Area Code and Tel. No.:
                       --------------------------

Signature(s):
             ---------------------------------------

------------------------------------------------------

Dated:
      ------------------------, 1999

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereto) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

------------------------------------------------------
                                  Name of Firm

------------------------------------------------------
                                    Address

------------------------------------------------------
                                    Zip Code

Area Code and Tel. No.
                      ---------------------------

------------------------------------------------------
                              Authorized Signature

------------------------------------------------------
                                     Title

Name:
                                  ----------------------------------------------
                                  Please Print

Date: , 1999

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3